UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 8.01	Other Information.

On January 23, 2017, Health Discovery Corporation (the “Company” or “HDC”) notified NeoGenomics Laboratories, Inc. (“NeoGenomics”) of HDC’s election to terminate all licenses that are subject to the Master License Agreement (the “MLA”) dated January 6, 2012, between the Company and NeoGenomics. The MLA was filed with the Securities and Exchange Commission (“SEC”) on January 11, 2012 as an exhibit to a Current Report on Form 8-K.

The MLA provides for termination of the licenses by HDC upon a material breach by NeoGenomics and HDC is hereby exercising those rights. The Company believes, among other things, that NeoGenomics failed to use best efforts as defined in Section 2.3 of the MLA during the Development Term of the MLA. The termination by HDC does not trigger any early termination penalties for HDC.

Accordingly, NeoGenomics has been directed to cease and desist all uses of the Licensed Products. Additionally, pursuant to the MLA, upon termination, NeoGenomics may not use any product or service based upon the Licensed Technology without infringing upon HDC’s technology.

Furthermore, NeoGenomics has been notified that any patents, issued or pending, owned by either HDC or NeoGenomics which are based in whole or in part on HDC’s patents or technology may not be used by NeoGenomics in the absence of a license authorized by HDC.

Since the Effective Date of the MLA, HDC has worked diligently and was fully supportive to what HDC was led to believe would be a successful commercial launch of Licensed Products by NeoGenomics. NeoGenomics has failed to cure several defaults of their obligations required per the MLA including, but not limited to, reporting related to Licensed Uses along with their corresponding payments. Despite HDC’s numerous prior requests regarding NeoGenomics’ usage of HDC’s technology and NeoGenomics failure to provide the usage reports, HDC has now demanded a full report and compensation for all uses of HDC’s technology as called for in the MLA. HDC will pursue all compensation due from NeoGenomics to the full extent of the law. Additionally, HDC is evaluating potential damages related to the failure of NeoGenomics to perform its obligations per the MLA.

A copy of the termination notice is attached hereto as Exhibit 10.27.

The foregoing description of the termination notice does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

10.27	Termination notice, dated January 23, 2017, sent from Health Discovery Corporation to NeoGenomics Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: January 26, 2017	By:	/s/ Kevin Kowbel
Kevin Kowbel Chairman & Chief Executive Officer